Exhibit 10.8

NESS TECHNOLOGIES INC.

THE 1999

SHARE OPTION PLAN

NESS TECHNOLOGIES INC.

THE 1999

SHARE OPTION PLAN

1.         NAME

This Plan, as amended from time to time, shall be known as the Ness Technologies Inc. 1999 Share Option Plan (“the Option Plan”).

2.         PURPOSE OF THE OPTION PLAN

The Option Plan is intended as an incentive to retain, in the employ of Ness Technologies Inc. (the “Company”) and its subsidiaries (the “Group”), persons of training, experience, and ability, to attract new employees and others, including directors and consultants (“Optionees”), whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Group by providing them with opportunities to purchase shares in the Company, pursuant to the Option Plan approved by the board of directors of the Company (the “Board”), which is designed to benefit from, and is made pursuant to, the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 (the “Tax Ordinance”) and any regulations, rules, orders or procedures promulgated thereunder (“Section 102”) or pursuant to other provisions of the Tax Ordinance (including Section 3(9) of the Tax Ordinance), with respect to Options granted to eligible participants of the Group pursuant to the Option Plan (the “Options”).  The Option Plan may also serve to convert shares and options to purchase shares in any of the Company’s subsidiaries, so as to enable such shareholders and option holders to become shareholders and option holders of the Company.

3.         ADMINISTRATION OF THE OPTION PLAN

The Board or a stock option committee appointed and maintained by the Board for such purpose (the “Committee”) shall have the power to administer the Option Plan. Notwithstanding the above, the Board shall have authority to administer the Option Plan if it resolved to do so or if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

The Committee shall consist of such number of members (not less than two (2) in number) as may be fixed by the Board. The Committee shall select one of its members as its chairman (the “Chairman”) and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

The Committee shall have full power and authority: (i) to designate participants; (ii) to determine the terms and provisions of respective Option agreements (which need not be identical) including, but not limited to, the number of shares in the Company to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be vested and exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to interpret the provisions and supervise the administration of the Option Plan; and (v) to determine any other matter which is necessary or desirable for, or incidental to, administration of the Option Plan.

The Committee shall be authorized, at its discretion, to convert or adopt shares and options to purchase shares in the Company’s subsidiaries into Options or Shares under the Option Plan, and to determine all terms and conditions of such conversion or adoption. The Committee may require that Optionees receiving Options upon such conversion or adoption make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable. Subject to the approval of the Israeli Tax Authorities, the Committee shall be authorized to determine that the date of grant of options to purchase shares in a subsidiary of the Company shall be deemed to be the date of the grant of those Options under the Option Plan to which such options in the Company’s subsidiary were converted.

In addition, the Committee shall be authorized, at its discretion, to convert or adopt Options or Shares under the Option Plan or shares and options to purchase shares in the Company’s subsidiaries into options or shares under an option plan of a company that shall (i) be controlled by the shareholders of the Company at the time of such conversion and (ii) hold a majority of the outstanding shares of the Company (a “Holding Company”).  In such event, the Committee shall be authorized, at its discretion, to determine all terms and conditions of such conversion or adoption. The Committee may require that Optionees receiving options or shares upon such conversion or adoption make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

The Committee shall have the authority to grant, in its discretion, to the holder of an outstanding Option (with her or his consent), in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the purchase price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Option Plan.

Without limiting the foregoing, the Committee may, only with the consent of the Optionee, from time to time cancel all or any portion of any Option then subject to exercise, and the Company’s obligation in respect of such Option may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the fair market value of the Shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate purchase price of such Shares under the Option, (ii) the issuance or transfer to the Optionee of Shares of the Company with a fair market value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its sole discretion.

All decisions and selections made by the Board or the Committee pursuant to the provisions of the Option Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

The interpretation and construction by the Committee of any provision of the Option Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

Subject to the Company’s decision, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Option Plan to the maximum extent permitted under Delaware law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Certificate of Incorporation, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.         DESIGNATION OF PARTICIPANTS

The persons eligible for participation in the Option Plan as recipients of Options shall include any employees of the Company or of any subsidiary of the Company and others, including directors and consultants. The grant of an Option hereunder shall neither entitle the recipient thereof to participate nor disqualify him from participating in, any other grant of Options pursuant to this Option Plan or any other option or stock plan of the Company or any of its subsidiaries or affiliates.

5.         TRUSTEE

The Options which shall be granted to employees of the Group and/or any Shares (as defined below) issued upon exercise of such Options and/or other shares received subsequently following any realization of rights, shall be issued to a Trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 (“the Trustee”) and held for the benefit of the Optionees for a period of not less than two years (24 months) from the date of grant, or such other shorter period that shall be determined by the Board or the Committee, subject to the approval of the Israeli Tax Authority.

Anything herein to the contrary notwithstanding, the Trustee shall not release any Options and/or any Shares issued upon exercise of Options, prior to the full payment of the Optionee’s tax liabilities arising from Options which were granted to him and/or any Shares issued upon exercise of such Options.

Upon receipt of the Option, the Optionee will sign an undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Option Plan, or any Option or Share granted to him thereunder.

6.         SHARES RESERVED FOR THE OPTION PLAN; RESTRICTION THEREON

6.1        Subject to adjustments as set forth in Section 8 below, a total of                 Common Stock, of par value of U.S. $ 0.01 per share (the “Shares”), shall be subject to the Option Plan. The Shares subject to the Option Plan are hereby reserved for such purpose in the authorized share capital of the Company and may only be issued in accordance with the terms hereof. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the Option Plan shall cease to be reserved for the purpose of the Option Plan, but until termination of the Option Plan the Company shall at all times reserve sufficient number of Shares to meet the requirements of the Option Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the Option Plan.

6.2        An Optionee who purchased Shares hereunder upon exercise of Options shall have no voting rights as a shareholder (in any and all matters whatsoever) until the consummation of the initial public offering of the Company’s shares (the “IPO”). Until the IPO, such Shares shall be voted by a proxy pursuant to the directions of the Board, such proxy to be to the person or persons designated by the Board. All Shares issued upon exercise of the Options shall entitle the holder thereof to receive dividends and other distributions thereon.

6.3        The Committee may at its discretion, issue to certain Optionees Shares instead of Options.

7.         OPTION PRICE

7.1        The purchase price of each Share subject to an Option or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time.

7.2        The Option price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or check or by cashless exercise based upon a formula determined by the Committee. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

8.         ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee’s rights to purchase Shares under the Option Plan shall be adjusted as hereafter provided:

8.1        If the Company is separated, reorganized, merged, consolidated or amalgamated with or into another corporation while unexercised Options remain outstanding under the Option Plan, there shall be substituted for the Shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of shares or other securities of the separated, reorganized, merged, consolidated or amalgamated corporation which were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the purchase price per share to reflect such action. However, subject to any applicable law, in the event the successor corporation does not agree to assume the award as aforesaid, the vesting periods as set forth in each Optionee’s Option agreement shall be accelerated so that any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the change in control, provided that such change in control shall have been effected and such Options shall expire if unexercised immediately prior to such change of control.

8.2        If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Option Plan, then all such outstanding Options may be exercised in full by the Optionees as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions of Section 9.2, by the Optionees giving notice in writing to the Company of their intention to so exercise.

8.3        If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur and become effective, then the number, class and kind of Shares subject to this Option Plan or subject to any Options heretofore granted, and the Option prices, shall be appropriately and equitably adjusted by the Board or the Committee so as to maintain the proportionate number of Shares without changing the aggregate Option price. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Option Plan (as set forth in Section 6 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board or the Committee, who’s determination shall be final.

8.4        For avoidance of doubt, it is clarified that the conversion of Options and Shares under the Option Plan or of options and shares in the Company’s subsidiaries into options and shares in a Holding Company shall not be considered an event that entitles Optionees to any adjustment under this Section 8.

9.         TERM AND EXERCISE OF OPTIONS

9.1        Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee and conforming to Section 102 (where applicable), which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

9.2        Each Option granted under this Option Plan shall be exercisable following the exercise dates and for the number of Shares as shall be provided in the Option agreement. However no Option shall be exercisable after the Expiration Date, as defined for each Optionee in his Option agreement.

9.3        The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and excercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 9.5 below with respect to Optionees that are employees, the Optionee is an employee of the Company or any of its subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

9.4        Subject to the provisions of Section 9.5 below, in the event of termination of an Optionee’s employment with the Company or any of its subsidiaries (regarding Optionees that are employees), all Options granted to him will immediately expire. Subject to the provisions of each Optionee’s individual employment agreement (in respect of Optionees who are employees of the Group), a notice of termination of employment shall be deemed to constitute termination of employment and the date specified in such notice shall be deemed to be the date of termination of employment.

9.5        Notwithstanding anything to the contrary hereinabove and with respect to Optionees that are employees, an Option may be exercised after the date of termination of an Optionee’s employment with the Company or any subsidiary of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the date of such termination according to the vesting periods of the Options set forth in such Optionee’s Option agreement, if: (i) prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable; or (ii) termination is without Cause (as defined below), in which event any Options still in force and unexpired may be exercised within a period of ninety (90) days from the date of such termination, but only with respect to the number of shares purchasable at the date of such termination, according to the vesting periods of the Options; or (iii) termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of three (3) months from the date of termination, but only with respect to the number of Options already vested at the date of such termination according to the vesting periods of the Options. The term “Cause” shall mean (i) conviction of any felony or any misdemeanor involving moral turpitude; (ii) habitual use of drugs without a prescription; (iii) habitual or excessive use of alcohol; (iv) acts or omissions involving willful or intentional malfeasance or misconduct that is injurious to the Company (whether monetarily, reputationally or otherwise); (v) commission of an act of fraud against the Company; (vi) breach of the fiduciary duty one would owe toward the Company and its members as if one were a director of the Company; (vii) acts or omissions constituting a material breach of one’s obligations under any employment agreement with the Company; or (viii) any action, omission or state of affairs related to the Optionee which the Committee or the Board decides, in its sole discretion, is against the interests of the Company.

9.6        The holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless exercised and until registration of the Optionee as holder of such Shares in the Company’s stock register.  Such rights and privileges of shareholders shall be subject always to the provisions of Section 5 above and Section 11 below.

10.       CHANGE IN CONTROL

10.1      The Board or the Committee shall have discretion to determine, at the time of the grant, whether, in the event of a Change in Control, an Optionee with an outstanding Option shall have the right at any time thereafter to exercise the Option in full notwithstanding any vesting period, waiting period, installment period, or other limitation or restriction in any agreement or in the Option Plan.  In the event that the Board or Committee in its discretion, elects not to provide in the grant to an Optionee for accelerated vesting in the event of a Change in Control, the Board or Committee may nevertheless, in its sole discretion, determine that upon a Change in Control each Optionee with an outstanding Option shall have the right at any time thereafter to exercise the Option in full notwithstanding any vesting period, waiting period, installment period or other limitation or restriction in any agreement or in the Option Plan.

10.2      “Change in Control” shall mean an event (other than the transfer of shares in the Company to a Holding Company) that shall be deemed to have occurred as of the first day any one or more of the following have been satisfied:

(a)        any event whereby any person or entity (other than (i) the Company or an affiliate, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) any employee benefit plan or trust sponsored or maintained by the Company or an affiliate, as defined in the Exchange Act) (x) acquires 50% or more of the Company’s Common Stock; or (y) acquires (in one transaction or in a series of related transactions) all or substantially all of the Company’s assets, whether by sale, lease, exchange or other transfer; or (z) acquires (in one transaction or in a series of related transactions) a majority interest or all or substantially all of the assets of a subsidiary, business unit, segment or division of the Company as defined by the Board (or, following its appointment, the Committee) (provided, however, that in such event a Change in Control shall be deemed to occur only with respect to employees of such subsidiary, business unit, segment or division and who cease to be employees of the Company or any member of the same controlled group (as defined in Section 414(b)-(o) inclusive of the U.S. Internal Revenue Code of 1986, as amended from time to time) (the “Code”) with the Company); or

(b)       any consolidation or merger of the Company, other than a merger or consolidation of the Company in which the Common Stock of the Company or the existing shares of Common Stock of the Company outstanding immediately prior thereto continues to represent (either by remaining outstanding or by being converted into common stock of the surviving entity) at least 50% of the common stock of the Company or such surviving entity outstanding immediately after such merger or consolidation.

10.3      Anything herein to the contrary notwithstanding, if prior to the completion of the IPO, all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, the shares of the Company, or any class thereof, are to be exchanged for securities of another Company, then in such event, each Optionee shall be obliged to sell or exchange, as the case may be, the shares such Optionee purchased under the Option Plan, in accordance with the instructions then issued by the Board or the Committee, whose determination shall be final.  In order to consummate the provisions of this Section 10.3, the Board or the Committee shall be authorized to take any action on behalf of the Optionee, including, without limitation, to exchange or to sell such shares and pay to the Optionee the proceeds of such sale or to cancel such shares and pay to the Optionee their fair market value, as determined by the Board or the Committee, as the case may be, in its complete discretion.

11.       SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

11.1      Notwithstanding anything to the contrary in the Certificate of Incorporation of the Company, none of the Optionees shall have a right of first refusal in relation to any sale of shares in the Company.

11.2      Until such time as the Company shall effectuate an IPO, the sale of Shares issuable upon exercise of an Option, by the Optionee or of any Shares issued to the Optionee under this Option Plan, shall be subject to a right of first refusal on the part of the Company, by the Optionee giving a notice of sale (the “Notice”) to the Company.

The notice shall specify the Number of Shares offered for sale, the price per Share and the payment terms. Subject to applicable law, the Company will be entitled for 30 days from the day of receipt of the Notice (the “30 Days Period”), to purchase all or part of the offered Shares. If by the end of the 30 Days Period not all of the offered Shares have been purchased by the Company, the Optionee will be entitled to sell such Shares at any time during the 90 days following the end of the 30 Days Period on terms not more favorable to the purchaser than those set out in the Notice.  Upon the Company’s request, the Optionee shall provide the Company with a signed affidavit stating the terms of the sale of the offered Shares, including the price per Share and the payment terms.

12.       DIVIDENDS

With respect to all Shares (in contrast to unexercised Options) issued upon the exercise of Options by the Optionee and held by the Trustee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends. During the period in which Shares issued to the Trustee on behalf of an Optionee are held by the Trustee, the cash dividends paid with respect thereto shall be paid directly to the Optionee.

13.       ASSIGNABILITY AND SALE OF OPTIONS

No Option granted hereunder, whether fully paid or not, shall be assignable or transferable (other than transfers by will or by the laws of descent and distribution or under legal competence laws) or given as collateral or any right with respect thereto given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee, subject to legal competence laws.

As long as the Shares are held by the Trustee in favor of the Optionee or are not registered in the name of the Optionee as the owner of the Shares, all rights the Optionee possesses over the Shares are personal, and cannot be transferred, assigned, pledged or mortgaged, other than transfers by will or laws of descent and distribution or under legal competence laws.

14.       TERM OF THE OPTION PLAN

The Option Plan shall be effective as of the day it is adopted by the Board and shall terminate at the end of ten years from such day of adoption or such earlier date as the Board shall determine, provided such termination shall not affect any issued Option.

15.       AMENDMENTS OR TERMINATION

The Board may, at any time and from time to time, subject to the written consent of the Trustee, amend, alter or discontinue the Option Plan, except that no amendment or alteration shall be made which would impair in any material respect the rights of the holder of any Option theretofore granted, without his consent.

16.       GOVERNING LAW & JURISDICTION; APPLICABLE LAWS AND REGULATIONS

This Option Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. Without derogating from Section 20 below, the competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Option Plan.

Without derogating from the above, the Company and the Optionees shall comply with all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other state or country having jurisdiction over the Company, its successors or the Optionee, including with respect to the registration of the Shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.       SECURITIES LAW REQUIREMENTS

17.1      No Option granted pursuant to this Option Plan shall be exercisable in whole or in part, nor shall the Company be obligated to acquire or sell any shares of Common Stock subject to any such Option, if such exercise, acquisition or sale would, in the opinion of counsel for the Company, violate the U.S. Securities Act of 1933, as amended (the “Act”) (or other federal, Israeli, or state statutes having similar requirements or any other applicable law), as may be in effect at that time.  In this regard, the Board (or, following its appointment, the Committee) may require, as a condition of the grant of any Option or the issuance and delivery of any Shares upon the exercise of any Option that the recipient of any Option hereunder make such covenants, agreements and representations as the Board (or, following its appointment, the Committee), in its sole discretion, deems necessary or desirable, including, without limitation, a written representation from the Optionee that Shares being purchased upon exercise of an Option are being purchased for investment and not for distribution, acknowledging that such Shares have not been registered under the Act and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the Act, or, in the opinion of counsel to the Company, that such sale or transfer is not in violation of the Act.

The Optionee will exempt the legal counsel for the Company and indemnify and hold him harmless from any liability in respect of any action or decision made by such legal counsel in relation with the Option Plan, or any Option or Share granted to him thereunder, whether in connection with this Section 17 or otherwise.

17.2      Each Option shall be subject to the further requirement that, if at any time the Board (or, following its appointment, the Committee) shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such Option under any securities exchange requirement or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such Option or the issue of Shares thereunder, such Option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board.

17.3      No person who acquires Shares under the Option Plan may, during any period of time that such person is an affiliate of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission under the Act, sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the Act, which is current and includes the shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirements of the Act, such as that set forth in Rule 144 promulgated under the Act.

17.4      With respect to any person subject to the reporting requirements of Section 16(a) of the Exchange Act (a “Reporting Person”), transactions under the Option Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act.  To the extent any provision of the Option Plan or any action by an authority under the Option Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the appropriate authority.  Each Option to a Reporting Person under the Option Plan shall be deemed issued subject to the foregoing qualification.

18.       FOREIGN PARTICIPANTS

In order to facilitate the granting of an Option to foster and promote achievement of the purposes of the Option Plan, the Board (or, following its appointment, the Committee) may provide for such special terms for Options to Optionees who are nationals of, or who are employed by the Company in, countries other than the State of Israel or the United States of America, as the Board (or, following its appointment, the Committee) may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Board (or, following its appointment, the Committee) may approve such supplements to, or amendments, restatements or alternative versions of this Option Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Option Plan; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Option Plan, as then in effect, unless the Option Plan could have been amended to eliminate the inconsistency without further approval by the stockholders of the Company.

19.       CONTINUANCE OF EMPLOYMENT

Neither the Option Plan nor the Option agreement with the Optionee shall impose any obligation on the Company or a subsidiary thereof, to continue any Optionee in its employ, and nothing in the Option Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ of the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.

20.       ARBITRATION

Any dispute in relation with this Option Plan and the exercise of rights thereunder, shall be decided by arbitration by the legal counsel to the Company or any person nominated by such legal counsel (“the Arbitrator”), who shall decide such dispute in accordance with the provisions of the Arbitration Law - 1968 and its supplement. The decision of the Arbitrator shall be final and shall bind the Company and the Optionee.  The Optionee will exempt the Arbitrator from any liability in respect of any action or decision made in connection with the arbitration.

21.       TAX CONSEQUENCES — GENERAL

Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

The Committee and/or the Trustee shall not release any Share certificate to an Optionee until all required payments have been fully made.

22.       TAX CONSEQUENCES — ISRAEL

Certain Options granted and Shares issued under this Option Plan shall be granted or issued in connection with employee-employer relationships.  The following is a general summary of certain tax laws of the State of Israel and consequences that may apply to Optionees that are residents of the State of Israel and who are employees of the Group.  This discussion should not be construed as legal or professional tax advice and is not exhaustive of all possible tax considerations.

OPITONEES ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE GRANT OF OPTIONS OR ISSUE OF SHARES.

Taxation Under Section 102 of the Israeli Tax Ordinance (the “Ordinance”)

Section 102 of the Ordinance provides for special tax arrangements in connection with granting of options and issuance of shares by a company to its employees.  The Company has requested the Tax Authority to approve the Option Plan as a plan under Section 102, however, there is no guarantee that the Tax Authority shall issue such approval. In addition, the company may determine to grant Options otherwise than under Section 102.  Under other tax provisions, income in connection with the Options and the Shares may be considered as income from work, and result in additional taxation, such as social security and health taxes.

Under Section 102, the obligation to pay tax arises on the earlier of (i) the date of transfer of the shares in the name of the employee or (ii) the sale of the shares or the options by the Trustee or the employee.  At such date, the employee will be taxed for his or her gains, which shall be equal to the difference between the employee’s consideration for the shares or the options, as the case may be, (but not less than the fair market value of the shares at such time as determined by the Tax Authority) and the amount originally paid the employee at the time of issuance (the Option price).  The taxation of such gains will be calculated according to each Optionee’s incremental tax bracket.  The Trustee shall deduct at source an amount equal to 30% of the consideration, or such other rate determined by the Tax Authority.

It is not expected that the tax exemption under Section 97(c) of the Tax Ordinance on securities traded publicly outside of Israel shall apply to the Options and the Shares.

The Hebrew text of Section 102 and the rules promulgated thereunder and the ruling of the Israeli Tax Authority regarding the Option Plan are attached as an appendix to this Option Plan.

Taxation Under Sections 2(2) and 3(9) of the Ordinance

In the event that Section 102 shall not apply to the Option Plan, the Company’s position regarding taxation is as follows: As long as the Shares are not publicly traded, tax shall not be payable at the time of the grant of the Option.  Under Section 3(9) of the Ordinance, tax shall be payable at the time of the exercise of the Option.  This position does not necessarily reflect the position of the Israeli Tax Authority, that may view the grant of the option as causing immediate tax liability.  In such event, the Optionees may have to pay tax upon the grant of the option and upon its exercise.  Such tax will be considered and calculated as the employee’s income from work or (for Optionees who are not employees of the Group) as income from professional services.

At the sale of the Shares, the Optionee shall pay tax on her or his gain.  The Company’s position is that the calculation of such tax should take into account taxes previously paid by employee in connection with the Option.  However, this position does not necessarily reflect the position of the Tax Authority.  In any event in which Shares are issued at a price that in the opinion of the Tax Authority is lower than their fair market value, full tax may be levied against such difference.

It is not expected that the tax exemption under Section 97(c) of the Tax Ordinance on securities traded publicly outside of Israel shall apply to the Options and the Shares.

Deduction at Source

Without derogating from the Optionee’s duty to pay in full all taxes in connection with the Options and Shares, the Company or the Trustees may decide, or be obligated, to deduct tax in source from any payment to which the Optionee is entitled, including, without limitation, from salary, dividends and proceeds of the sale of the Shares by the Trustee.  If the Trustee shall sell Shares on behalf of the Optionee, the Trustee shall make a deduction under Section 102 of the Ordinance, if applicable.  At the time of publication of this Option Plan, such deduction at source is at the rate of 30% of the proceeds of such sale.

In the event that Shares shall be sold at a time in which the Shares are not publicly traded, and subject to any limitations on the sale of such Shares (under law or under the Company’s by-laws or otherwise), the Company may require the Optionee to present proof of the price paid for such Shares and assurance that the amount of Shares sold shall be sufficient to cover any tax liability.  The Company shall also be entitled to prevent such sale or set terms and conditions for such sale, as it may see fit in its sole and complete discretion.

Approval of the Tax Authority

To ensure payment of taxes, prior to the registration of the Shares in the name of each Optionee and prior to the payment to the Optionee of any proceeds from sale of the Shares, the Trustee may, at his discretion, require an approval from the Tax Authority that the tax has been paid and that the Shares may be registered in the name of the Optionee or that proceeds may be paid to the Optionee, as the case may be.  At the request of the Company or the Trustee, the Optionee shall present such approval to the Trustee.

Caveat

The Company’s interpretations of the Ordinance and legal situation as set forth above are not binding in any manner, and the Tax Authority may have different interpretations with harsher tax implications for Optionees.  Also, both the law and its interpretation are modified from time to time and there is no assurance that present conditions shall not change in the future. The Optionees shall have no claim or recourse against the Company, the Board, the Committee, the Trustee or their respective counsel in connection with the above discussion, any ensuing tax liabilities, deductions at source or other liabilities.  Optionees are urged to seek independent advice in respect of such matters.

23.       NON-EXCLUSIVITY OF THE OPTION PLAN

The adoption of the Option Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options otherwise then under the Option Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to employees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

24.       OPTION AGREEMENTS

Any form of Option agreement authorized under the Option Plan may contain such other provisions as the Committee may, from time to time, deem advisable, including provisions other than as indicated under this Option Plan.  In the event of a contradiction between the provisions of this Option Plan and the provisions of an Option agreement, the later shall prevail.

The terms of each Option may differ from other Options granted under the Option Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Optionee during the term of the Option Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.